Exhibit 10.2

FOREIGN FACILITY GUARANTEE AND COLLATERAL AGREEMENT

made by

CEQUENT PERFORMANCE PRODUCTS, INC.

and certain of its Subsidiaries

in favor of

BANK OF AMERICA, N.A.,

as Agent

Dated as of December 22, 2015

FOREIGN FACILITY GUARANTEE AND COLLATERAL AGREEMENT

THIS FOREIGN FACILITY GUARANTEE AND COLLATERAL AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of December 22, 2015 by and among, CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation (“Cequent Performance”), HORIZON INTERNATIONAL HOLDINGS LLC, a Delaware limited liability company (“International Holdings”), CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641 (“UK Borrower”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Canadian Borrower”), CEQUENT NEDERLAND HOLDINGS B.V., a company formed under the laws of the Netherlands (“Netherland Holdings”), CEQUENT MEXICO HOLDINGS B.V., a company formed under the laws of the Netherlands (“Mexico Holdings”), CEQUENT SALES COMPANY DE MEXICO, S. DE R.L. DE C.V., a limited liability company formed under the laws of Mexico (“Cequent Sales Mexico”), CEQUENT TRAILER PRODUCTS, S. DE R.L. DE C.V., a limited liability company formed under the laws of Mexico (“Cequent Trailer Mexico”), CEQUENT ELECTRICAL PRODUCTS DE MEXICO, S. DE R.L. DE C.V., a limited liability company formed under the laws of Mexico (“Cequent Electrical Mexico” and together with Cequent Performance, International Holdings, UK Borrower, Canadian Borrower, Netherland Holdings, Mexico Holdings, Cequent Sales Mexico, Cequent Trailer Mexico, and the other Subsidiaries of the Parent Borrower (as defined below) party hereto from time to time, collectively, the “Grantors”, and each individually, a “Grantor”), and BANK OF AMERICA, N.A., a national banking association (“Agent”), as agent for the Foreign Facility Secured Parties.

PRELIMINARY STATEMENT

WHEREAS, Horizon Global Corporation, a Delaware corporation (“Parent Borrower”), Cequent Performance, Cequent Consumer Products, Inc., an Ohio corporation (“Cequent Consumer”), certain Lenders, and Agent are party to that certain Loan Agreement dated as of June 30, 2015 (as amended, restated or otherwise modified prior to the date hereof, the “Original Credit Agreement”), pursuant to which Agent and such Lenders made certain loans and other financial accommodations to such Borrowers (as defined below);

WHEREAS, concurrently herewith, Parent Borrower, Cequent Performance, Cequent Consumer, the Canadian Borrower, the UK Borrower, the other Obligors, the Lenders and the Agent are entering into the Credit Agreement (as defined below) in order to, among other things, amend and restate the Original Credit Agreement in its entirety;

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit and other financial accommodations to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the extension or continued extension of credit and other financial accommodations under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make or to continue to make their respective extensions of credit and other financial accommodations to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Foreign Facility Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make or to continue to make their respective extensions of credit and other financial accommodations to the Borrowers thereunder, each Grantor hereby agrees with the Agent, for the ratable benefit of the Foreign Facility Secured Parties, as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Credit Agreement. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2 Terms Defined in UCC or PPSA. As used herein, the following terms are defined in accordance with the UCC: “Chattel Paper,” “Commercial Tort Claim,” “Equipment,” “Goods,” “Instrument” and “Investment Property”; provided, however, that (a) as such terms relate to any such Property of any Canadian Domiciled Obligor, such terms shall refer to such Property as defined in the PPSA, to the extent applicable and (b) as such terms relate to any such Property encumbered by or to be encumbered by a Mexican Security Document, such terms shall have the meanings assigned to them in such Mexican Security Document, to the extent applicable. In addition, other terms relating to Collateral used and not otherwise defined herein that are defined in the UCC or the PPSA shall have the meanings set forth in the UCC or the PPSA, as applicable and as the context requires.

1.3 Definitions and Rules of Construction. The rules of construction contained in Sections 1.4 and 1.6 of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.

1.4 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Account Control Agreement” means a Deposit Account Control Agreement or a Securities Account Control Agreement.

“Account Debtor” shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account, Chattel Paper or General Intangible.

“Accounts” has the meaning set forth in the PPSA or Article 9 of the UCC, as applicable, and in any event shall include all rights to payment for goods sold or leased, or for services rendered, whether or not they have been earned by performance.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Borrowers” means, collectively, the Parent Borrower, Cequent Performance, Cequent Consumer, the Canadian Borrower, the UK Borrower, and each other Person party to the Credit Agreement as a “Borrower” from time to time.

“Civil Code” the Civil Code of Québec, or any successor statute, as amended from time to time, and includes all regulations thereunder.

“Collateral” has the meaning set forth in Article III.

“Collateral Deposit Account” means each Deposit Account of a Grantor other than an Excluded Account.

“Control” has the meaning set forth in the PPSA, the STA, Article 8 or Section 9-102(b) of Article 9 or, if applicable, shall mean satisfaction of the requirements set forth in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement Deadline” has the meaning set forth in Section 8.1(a).

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Agreement” means that certain Amended and Restated Loan Agreement, dated as of December 22, 2015, by and among the Borrowers, the other Obligors party thereto from time to time, the financial institutions party thereto from time to time as Lenders and the Agent, as amended, restated, supplemented, refinanced or otherwise modified from time to time.

“Deposit Account Control Agreement” means with respect to a Deposit Account established by an Obligor (or a Deposit Account of an Obligor in existence as of the Closing Date), an agreement, in form and substance reasonably satisfactory to the Agent, establishing Control of such Deposit Account by the Agent or a Security Trustee to perfect Agent’s or such Security Trustee’s Lien on such Deposit Account and whereby the bank maintaining such Deposit Account agrees to comply only with the instructions originated by the Agent or such Security Trustee, without the further consent of any Obligor, upon the delivery of a notice of sole control by the Agent or such Security Trustee.

“Deposit Account” means (a) any “deposit account” as such term is defined in Article 9 of the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing and (b) with respect to any such Deposit Account located outside of the U.S., any bank account with a deposit function.

“Document” as defined in the UCC (and/or with respect to any Document of a Canadian Domiciled Obligor, a “document of title” as defined in the PPSA) or any other Applicable Law, as applicable.

“Excluded Contract” means any contract or agreement to which a Grantor is a party or any governmental permit held by a Grantor to the extent that (a) the terms of such contract, agreement or permit prohibit or restrict the creation, incurrence or existence of the security interest granted hereunder therein or the assignment thereof without the consent of any party thereto other than the Obligors or any Subsidiary of any Obligor and (b) such prohibition or restriction is permitted under Section 10.2.10 of the Credit Agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC, pursuant to the PPSA, pursuant to the Civil

Code or pursuant to any other Applicable Law or principles of equity); provided that (i) the term “Excluded Contract” shall not include any rights for any amounts due or to become due pursuant to any Excluded Contract and (ii) the Liens in favor of the Foreign Facility Secured Parties shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement in which the creation, incurrence or existence of the security interest granted hereunder, or the assignment thereof, as the case may be, is not so prohibited or restricted; provided, further, that such Grantor shall use commercially reasonable efforts to obtain all consents or waivers necessary to permit the grant of Liens in favor of the Foreign Facility Secured Parties in such Excluded Contract.

“Excluded Property” means (a) any asset, including, without limitation, Accounts and proceeds of Inventory, of any kind, to the extent that (i) such asset is sold pursuant to any Specified Vendor Receivables Financing and in accordance with the applicable Specified Vendor Receivables Financing Documents and (ii) such sale or intended sale is permitted by Section 10.2.5(c)(ii) of the Credit Agreement, (b) any asset acquired, constructed or improved pursuant to a capital lease or purchase money indebtedness permitted by Section 10.2.1(a)(viii) of the Credit Agreement, (c) Excluded Contracts, (d) any Trademark applications and/or registrations with the Mexican Trademark Office by a Grantor (other than a Mexican Domiciled Obligor) filed in the United States Patent and Trademark Office in each case on the basis of such Grantor’s “intent-to-use” such trademark solely to the extent that, and solely during the period in which, granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity or result in the voiding thereof, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such trademark application will, without any further action taken on the part of such Grantor or the Agent, be deemed to constitute Collateral, (e) any property or assets for which the creation or perfection of pledges of, or security interests in, pursuant to the Security Documents would result in material adverse tax consequences (whether under Section 956 of the Code or otherwise) to any Obligor or a Subsidiary of an Obligor, as reasonably determined by the Borrowers in consultation with the Agent, (f) assets in circumstances where the cost of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Foreign Facility Secured Parties afforded thereby as reasonably determined by the Borrowers and the Agent, (g) any asset subject to a purchase money security interest, capital lease obligations or similar arrangement, in each case, to the extent the grant of a security interest therein would violate or invalidate such purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the New York UCC, the PPSA, the Civil Code or other Applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC or other Applicable Law notwithstanding such prohibition, (h) any property of a Person existing at the time such Person is acquired, merged or amalgamated with or into or consolidated with any Obligor that is subject to a Lien permitted by Section 10.2.2(e) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property, (i) Excluded Trust Accounts, (j) Equity Interests in any non-wholly owned Subsidiaries, but only to the extent that (i) the organizational documents or other agreements with equity holders of such non-wholly owned Subsidiaries do not permit or restrict the pledge of such Equity Interests, or (ii) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Obligors or such Subsidiary, (k) with respect to U.S. Obligors party to this Agreement, and for purposes of this Agreement only, the U.S. Obligor Excluded Property, (l) with respect to the Netherland Holdcos, the Netherland Holdco Excluded Property, and (m) Equity Interests in any Subsidiary that is not a Subsidiary Obligor.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Fixtures” has the meaning set forth in Article 9 of the UCC or in any other Applicable Law, as applicable.

“General Intangibles” as defined in the UCC (and/or with respect to any General Intangible of a Canadian Domiciled Obligor, an “intangible” as defined in the PPSA) or any other Applicable Law, as applicable.

“Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Article II), whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Foreign Facility Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement); provided, that Guarantor Obligations of a Guarantor shall not include its Excluded Swap Obligations; provided, further, that, for purposes of this Agreement, Guarantor Obligations of a Guarantor shall be limited to the Foreign Facility Obligations.

“Guarantors” means the Grantors; provided that, with respect to the Guarantor Obligations under this Agreement, each Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Obligor, provided, further, that, with respect to the Guarantor Obligations under this Agreement, each Grantor that is a Foreign Obligor shall be considered a Guarantor only with respect to the Primary Obligations of any other Foreign Obligor.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement, misappropriation or violation thereof, including the right to receive all proceeds and damages therefrom.

“Inventory” as defined in the UCC, the PPSA or any other Applicable Law, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor’s business (but excluding Equipment).

“Letter-of-Credit Rights” has the meaning set forth in Article 9 of the UCC or in any other Applicable Law, as applicable, and in any event shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment of performance.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lock Boxes” has the meaning set forth in Section 8.1(a).

“Lock Box Agreements” has the meaning set forth in Section 8.1(a).

“Netherland Holdco Excluded Property” means, for purposes of this Agreement, with respect to each Netherland Holdco, all property and assets of such Netherland Holdco other than (a) the right, title and interest of such Netherland Holdco in, to and under Pledged Collateral consisting of Equity Interests and Securities Accounts containing such Pledged Collateral, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Netherland Holdco (including under any trade name or derivation thereof), regardless of where located; (b) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the property and assets described in clauses (a) and (b), together with any General Intangibles at any time evidencing or relating to any of the foregoing; and (c) to the extent not otherwise included in the property and assets described in the foregoing clauses (a) and (b), all Proceeds, Supporting Obligations and products of any and all of the property and assets described in clauses (a), (b) and (c), and all collateral security and guarantees given by any Person with respect to any of the property and assets described in clauses (a), (b) and (c).

“Netherland Holdcos” means Cequent Nederland Holdings B.V., a company formed under the laws of the Netherlands, and Cequent Mexico Holdings B.V., a company formed under the laws of the Netherlands.

“Obligations” means, with respect to any Grantor, the collective reference to its Primary Obligations and its Guarantor Obligations; provided, that Obligations of a Grantor shall not include its Excluded Swap Obligations; provided, further, that, for purposes of this Agreement, Obligations shall be limited to the Foreign Facility Obligations.

“Parent Borrower” has the meaning set forth in the Preliminary Statement.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisionals, continuations, renewals and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Chattel Paper” means all Chattel Paper, but only to the extent not constituting Excluded Property.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors (other than Excluded Property), whether or not physically delivered to the Agent pursuant to this Agreement.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“PPSA” the Personal Property Security Act (Ontario), as amended from time to time, (or any successor statute) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection and opposability of the Agent’s security interest in and Lien on any Canadian Facility Collateral of any Canadian Domiciled Obligor are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Primary Obligations” means, with respect to any Obligor, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, all Secured Bank Product Obligations and all other obligations and liabilities of such Obligor to the Agent or any other Foreign Facility Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Document (other than such Obligor’s Guarantor Obligations under this Agreement) or any other document made, delivered or given in connection herewith or therewith (other than such Obligor’s Guarantor Obligations under this Agreement), whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Agent or to any other Foreign Facility Secured Party that are required to be paid by such Obligor pursuant to the terms of any of the foregoing agreements) or otherwise (including fees and expenses incurred after the maturity of the Loans and fees and expenses incurred after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Obligor, whether or not a claim for post-filing or post-petition fees and expenses is allowed in such proceeding); provided, that Primary Obligations of an Obligor shall not include its Excluded Swap Obligations; provided, further, however, that, for purposes of this Agreement, the Primary Obligations of an Obligor shall be limited to the Foreign Facility Obligations.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC or in any other Applicable Law, as applicable, and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivables” means the Accounts, Chattel Paper, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Receiver” has the meaning set forth in Section 6.1(a)(vi).

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Accounts” all present and future “securities accounts” (as defined in Article 8 of the UCC or the STA, as applicable), including all monies, “uncertificated securities,” “securities entitlements” and other “financial assets” (as defined in Article 8 of the UCC or the STA, as applicable) contained therein.

“Securities Account Control Agreement” means with respect to a Securities Account established by an Obligor (or a Securities Account of an Obligor in existence as of the Closing Date), an agreement, in form and substance reasonably satisfactory to the Agent, establishing Control of such Securities Account by the Agent or a Security Trustee to perfect Agent’s or such Security Trustee’s Lien on such Securities Account and whereby the bank or other financial institution maintaining such Securities Account agrees to comply only with the instructions originated by the Agent or such Security Trustee without the further consent of any Obligor upon the delivery of a notice of sole control by the Agent or such Security Trustee.

“Securities Intermediary” has the meaning set forth in Article 8 of the UCC or in any other Applicable Law, as applicable.

“Security” has the meaning set forth in Article 8 of the UCC or in any other Applicable Law, as applicable.

“Specified Permitted Liens” means the Liens permitted under Sections 10.2.2(a) and 10.2.2(r) of the Credit Agreement, provided that such Liens on the Collateral securing the obligations of the Obligors under the Term Loan Documents remain subject to the Intercreditor Agreement.

“STA” the Securities Transfer Act, 2006 (Ontario) (or any successor statute), as amended from time to time, and the regulations thereunder.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interests constituting Collateral, any right to receive Equity Interests and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interests.

“Supporting Obligations” as defined in Article 9 of the UCC, and in any event means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, but not limited to, securities, Investment Property, bills, notes, lien notes, judgments, chattel mortgages, mortgages, security interests, hypothecs, assignments, guarantees, suretyships, accessories, bills of exchange, negotiable instruments, invoices and all other rights, benefits and documents now or hereafter taken, vested in or held by a Person in respect of or as security for the same and the full benefit and advantage thereof, and all rights of action or claims which a Person now has or may at any time hereafter have against any other Person in respect thereof, including rights in its capacity as seller of any property or assets returned, repossessed or recovered, under an installment or conditional sale or otherwise.

“Term Agent” means the “Term Agent”, as defined in the Intercreditor Agreement.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral.

“U.S. Obligor Excluded Property” means, for purposes of this Agreement, with respect to each U.S. Obligor party to this Agreement from time to time, all property and assets of such U.S. Obligor other than (a) the right, title and interest of such U.S. Obligor in, to and under Pledged Collateral consisting of the Equity Interests of Foreign Obligors and Securities Accounts containing such Pledged Collateral, whether now owned by or owing to, or hereafter acquired by or arising in favor of such U.S. Obligor

(including under any trade name or derivation thereof), regardless of where located; (b) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the property and assets described in clauses (a) and (b), together with any General Intangibles at any time evidencing or relating to any of the foregoing; and (c) to the extent not otherwise included in the property and assets described in the foregoing clauses (a) and (b), all Proceeds, Supporting Obligations and products of any and all of the property and assets described in clauses (a), (b) and (c), and all collateral security and guarantees given by any Person with respect to any of the property and assets described in clauses (a), (b) and (c).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even where the right so to vote has been suspended by the happening of such a contingency.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GUARANTEE

2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Foreign Facility Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Foreign Obligors when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations of the Foreign Obligors.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Primary Obligations of the Foreign Obligors may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any Foreign Facility Secured Party hereunder.

(d) The guarantee contained in this Article II is a continuing guarantee and shall remain in full force and effect until the Full Payment of all the Primary Obligations of the Foreign Obligors (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted) and the obligations of each Guarantor under the guarantee contained in this Article II, notwithstanding that from time to time during the term of the Credit Agreement the Foreign Obligors may be free from any Primary Obligations.

(e) No payment made by any Borrower, any other Obligor, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from any Borrower, any other Obligor, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Primary Obligations of the Foreign Obligors or any payment received or collected from such Guarantor in respect of the Primary Obligations of the Foreign Obligors), remain liable for the Primary Obligations of the Foreign Obligors up to the maximum liability of such Guarantor hereunder until the Full Payment of the Primary Obligations of the Foreign Obligors (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted).

(f) Each Guarantor agrees with each Foreign Facility Secured Party (and the respective successors, indorsees, transferees and assigns of each such Foreign Facility Secured Party) that if any Primary Obligation guaranteed by such Guarantor is or becomes unenforceable, invalid or illegal, such Guarantor will, as an independent and primary obligation, indemnify that Foreign Facility Secured Party and the respective successors, indorsees, transferees and assigns of such Foreign Facility Secured Party immediately on demand against any cost, loss or liability incurred as a result of a Foreign Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by such Guarantor under any Loan Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Article II if the amount claimed had been recoverable on the basis of a guarantee.

2.2 Right of Contribution. Each Guarantor hereby agrees that (a) to the extent that a Guarantor that is a Foreign Obligor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment, and (b) to the extent that a Guarantor that is a U.S. Obligor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that is a U.S. Obligor which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Foreign Facility Secured Parties, and each Guarantor shall remain liable to the Foreign Facility Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Agent or any other Foreign Facility Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any other Foreign Facility Secured Party against any Borrower, any other Obligor or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any other Foreign Facility Secured Party for the payment of the Primary Obligations of the Foreign Obligors, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower, any other Obligor or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Full Payment of all amounts owing to the Agent and the other Foreign Facility Secured Parties on account of the Primary Obligations of the Foreign Obligors (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted). If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Full Payment of all of the Primary Obligations of the Foreign Obligors (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted), such amount shall be held by such Guarantor in trust for the Agent and the other Foreign Facility Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Primary Obligations of the Foreign Obligors, whether matured or unmatured, in such order as the Agent may determine.

2.4 Amendments, etc. with respect to the Primary Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Primary Obligations of the Foreign Obligors made by the Agent or any other Foreign Facility Secured Party may be rescinded by the Agent or such other Foreign Facility Secured Party and any of the Primary Obligations of the Foreign Obligors continued, and the Primary Obligations of the Foreign Obligors, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any other Foreign Facility Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any other Foreign Facility Secured Party for the payment of the Primary Obligations of the Foreign Obligors may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any other Foreign Facility Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Primary Obligations of the Foreign Obligors or for the guarantee contained in this Article II or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations of the Foreign Obligors and notice of or proof of reliance by the Agent or any other Foreign Facility Secured Party upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Primary Obligations of the Foreign Obligors, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article; and all dealings between the Foreign Obligors, on the one hand, and the Agent and the other Foreign Facility Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower, any other Obligor or any of the Guarantors with respect to the Primary Obligations of the Foreign Obligors. Each Guarantor understands and agrees that the guarantee contained in this Article II shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Primary Obligations of the Foreign Obligors or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any other Foreign Facility Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Agent or any other Foreign Facility Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower, any other Obligor or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Primary Obligations of the Foreign Obligors, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy, insolvency or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Agent or any other Foreign Facility Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Obligor, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations of the Foreign Obligors or any right of offset with respect thereto, and any failure by the Agent or any other Foreign Facility Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Obligor, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Obligor with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any other Foreign Facility Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations of the Foreign Obligors is rescinded or must otherwise be restored or returned by the Agent or any other Foreign Facility Secured Party upon the insolvency, bankruptcy, dissolution, liquidation, administration or reorganization of any Borrower, any other Obligor or any Guarantor, or upon or as a result of the appointment of a receiver, administrator, intervenor or conservator of, or trustee or similar officer for, any Borrower, any other Obligor or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim by wire transfer of immediately available funds to such account of the Agent as may be designated from time to time by the Agent in writing to the Borrower Agent.

2.8 Mexican Domiciled Obligors. Each Mexican Domiciled Obligor hereby expressly acknowledges and agrees that this Agreement is governed by the laws of the State of New York as set forth in Section 9.16 and expressly agrees that any rights and privileges that it might otherwise have under the laws of Mexico shall not be applicable to this Agreement, indemnities and other assurances contained herein or any guarantee granted by such Mexican Domiciled Obligor, on the date hereof or in the future, pursuant to this Agreement. For such purposes, each Mexican Domiciled Obligor hereby unconditionally and irrevocably waives any rights to which it may be entitled (including the rights to excusión, orden, división and subrogación), to the extent applicable, under Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2824, 2826, 2827, 2828, 2830, 2835, 2836, 2837, 2838, 2839, 2840, 2842, 2844, 2846, 2847, 2848 and 2849 of the Federal Civil Code (Código Civil Federal) and the corresponding provisions of the Civil Codes of the States of Mexico and the Federal District of Mexico (or any successor provisions). Each Mexican Domiciled Obligor represents that (a) it is familiar with the contents of the articles referred to above; (b) it will receive valuable direct and indirect benefits as a result of the entering into this Agreement and any other Loan Document to which it is a party; (c) it is solvent pursuant to the terms of the Mexican Bankruptcy Law; (d) it has not been declared in concurso mercantil or bankruptcy (quiebra) or other similar insolvency procedure; and (e) there is no pending and, to the best of its knowledge, threatened action, claim, requirement or proceeding before any court, governmental agency, arbitrator or jurisdictional entity that affects or could affect the legality, validity or enforceability of this Agreement.

2.9 Guarantor Intent. Without prejudice to the generality of Sections 2.4 and 2.5, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

2.10 Additional Security. This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Foreign Facility Secured Party or its respective successors, indorsees, transferees and assigns.

ARTICLE III

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Agent, on behalf of and for the benefit of the Foreign Facility Secured Parties, to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Grantors, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents (other than title documents with respect to Vehicles);

(e) all Equipment;

(f) all Fixtures;

(g) all General Intangibles;

(h) all Goods;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all cash or cash equivalents, including without limitation all Cash Collateral held from time to time, whether held in a Cash Collateral Account or otherwise;

(n) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(o) all Commercial Tort Claims;

(p) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

(q) all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(r) all books and records pertaining to the Collateral; and

(s) to the extent not otherwise included in the foregoing, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Agreement or the other Loan Documents, (i) no Excluded Property shall constitute Collateral under this Agreement and (ii) no Collateral of a Foreign Obligor shall secure the Obligations of a U.S. Obligor.

Each Grantor acknowledges that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired collateral), (iii) it has not agreed to postpone the time of attachment of the security interest, and (iv) it has received a copy of this Agreement. In addition, the security interest granted herein does not attach to consumer goods (as defined in the PPSA) or extend to the last day of the term of any lease or agreement for lease of real property.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make or to continue to make their respective extensions of credit and other financial accommodations to the Borrowers thereunder, each Grantor hereby represents and warrants to the Agent and each Lender that:

4.1 Title, Perfection and Priority. Such Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained. When financing statements naming such Grantor as debtor and the Agent as secured party and providing a description of the Collateral with respect to which such Grantor has purported to grant a security interest hereunder have been filed in the appropriate offices against such Grantor in the locations listed on Schedule 1.04 to the Perfection Certificate delivered on the Closing Date (or specified by notice from the Borrower Agent to the Agent after the Closing Date in the case of filings, recordings or registrations required by Section 10.1.9 of the Credit Agreement), and at Companies House in England and Wales with respect to UK Domiciled Obligors, and in the RUG with respect to Mexican Domiciled Obligors, the Agent will have a fully perfected first priority security interest, subject only to Liens permitted under Section 5.1(e), in that Collateral of such Grantor in which a security interest may be perfected by filing of an initial financing statement in the appropriate office against such Grantor; provided (a) with respect to all Grantors, that the filing of this Agreement (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Agent) with the United States Patent and Trademark Office and the United States Copyright Office or any successor office thereof (collectively, the “U.S. IP Filing Offices”) is necessary to perfect the security interest of the Agent in respect of any United States issued and applied for Patents, United States federally registered and applied for Trademarks and United States registered and applied for Copyrights (the “U.S. IP Filing Collateral”) acquired by such Grantor after the date hereof; (b) with respect to Canadian Domiciled Obligors, that the filing of this Agreement (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Agent) with the

Canadian Intellectual Property Office or any successor office thereof (the “Canadian IP Filing Office”) is necessary to perfect the security interest of the Agent in respect of any Canadian issued and applied for Patents, Canadian federally registered and applied for Trademarks and Canadian registered and applied for Copyrights (the “Canadian IP Filing Collateral”) acquired by such Grantor after the date hereof and (c) with respect to Mexican Domiciled Obligors, that the filing of the corresponding Mexican Asset Pledge (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Agent) with the Mexican Institute of Intellectual Property (Instituto Mexicano de la Propiedad Intelectual) or any successor office thereof (the “Mexican IP Filing Office” and, together with the U.S. IP Filing Offices and the Canadian IP Filing Office, the “IP Filing Offices”) is necessary to perfect the security interest of the Agent in respect of any Mexican issued and applied for Patents, Mexican federally registered and applied for Trademarks and Mexican registered and applied for Copyrights (the “Mexican IP Filing Collateral” and, together with the U.S. IP Filing Collateral and the Canadian IP Filing Collateral, the “IP Filing Collateral”) acquired by such Grantor after the date hereof. When the Agent (or its agent or designee) takes possession or Control of all Collateral with respect to which a security interest may only be perfected by possession or Control, the Agent will have a fully perfected first priority security interest, subject only to Liens permitted under Section 5.1(e), in such Collateral.

Such Grantor represents and warrants that fully executed security agreements in the form hereof (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Agent) and containing a description of all applicable Collateral consisting of IP Filing Collateral have been delivered to the Agent for recording by the applicable IP Filing Offices, with respect to the U.S. IP Filing Collateral pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and, with respect to the other IP Filing Collateral, pursuant to Applicable Law, to establish a legal, valid and perfected security interest in favor of the Agent (for the benefit of the Foreign Facility Secured Parties) in respect of all Collateral consisting of IP Filing Collateral. When such security agreements or short-form agreements have been filed in the applicable IP Filing Offices against such Grantor, the Agent will have a fully perfected first priority security interest, subject only to Liens permitted under Section 5.1(e), in respect of all Collateral consisting of IP Filing Collateral, and no further or subsequent filing or recording will be necessary (other than the financing statements referred to in the paragraph above and such actions as are necessary to perfect the security interest in favor of the Agent (for the benefit of the Foreign Facility Secured Parties) with respect to any IP Filing Collateral acquired by such Grantor after the date hereof).

None of the U.S. Obligors shall be required, nor is the Agent authorized, to perfect the security interests granted by this Agreement with respect to Intellectual Property arising out of or located outside of the United States. None of the Foreign Domiciled Obligors shall be required, nor is the Agent authorized, to perfect the security interests granted by this Agreement with respect to Intellectual Property arising out of or located outside of both the United States and the country under the laws of which such Foreign Domiciled Obligor is organized, incorporated or formed.

4.2 Type and Jurisdiction of Organization; Organizational and Identification Numbers. The (a) type of entity of such Grantor, (b) its jurisdiction or country and state or province of organization, incorporation or formation, (c) the organizational number issued to it by the competent authority or by its jurisdiction, state or province of organization, incorporation or formation and (d) its federal taxpayer identification number, VAT number or equivalent, in each case as of the Closing Date, are set forth on Exhibit A.

4.3 Principal Location. The address of such Grantor’s chief executive office or corporate domicile (and if different, its registered office) as of the Closing Date and each other location where such Grantor maintains its books and records relating to any material portion of the Collateral, including accounts receivable and General Intangibles, are disclosed in Exhibit B.

4.4 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 10.2.2 of the Credit Agreement. Such Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC, the PPSA or any other Applicable Laws covering any Collateral, (b) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any IP Filing Office or in the records of the appropriate governmental office in such Grantor’s country of organization (or incorporation or formation, as applicable), if different, or (c) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 10.2.2 of the Credit Agreement. Such Grantor does not hold any Commercial Tort Claim with a value in excess of $500,000 as of the Closing Date except as indicated on the Perfection Certificate.

4.5 Deposit Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts in existence on the Closing Date are listed on Exhibit E.

4.6 [Reserved.]

4.7 Chattel Paper. Such Grantor’s Pledged Chattel Paper is maintained at its chief executive office set forth in Exhibit B. None of the Pledged Chattel Paper has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person, other than those that have been terminated. The names of the obligors, amounts owing, due dates and other information with respect to its Pledged Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto.

4.8 Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto.

4.9 Intellectual Property. Exhibit C sets forth a true and complete list of (i) each registered or applied for Patent, Trademark or Copyright owned by each Grantor as of the Closing Date (other than expired, abandoned or lapsed properties) and (ii) all Licenses under which a Grantor is an exclusive licensee of a registered or applied for Patent, Trademark or Copyright. All Intellectual Property listed on Exhibit C is subsisting and unexpired, and to the knowledge of such Grantor, valid and enforceable.

4.10 [Reserved.]

4.11 Pledged Collateral.

(a) Exhibit D sets forth a complete and accurate list of all Pledged Securities (provided that, with respect to Pledged Securities constituting promissory notes and debt securities, Exhibit D only sets forth such Pledged Securities evidencing Debt having an aggregate principal amount in excess of $500,000, payable or due to such Grantor by or from any other Person (including any other Grantor)) owned by such Grantor as of the Closing Date, including without limitation a list of (i) all the issued and outstanding Equity Interests constituting Pledged Collateral owned by such Grantor (other than any Equity Interests maintained in a securities account identified on Schedule 3.03 of the Perfection Certificate delivered on the Closing Date), and an indication of whether such Equity Interests are certificated and (ii) the percentage of the outstanding Equity Interests of each class of each issuer on a fully diluted basis owned by such Grantor. As of the Closing Date, such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Securities listed on Exhibit D as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Foreign Facility Secured Parties hereunder, Permitted Encumbrances and Specified Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral (solely with respect to Pledged Collateral issued by a Person other than a wholly owned Subsidiary of a Grantor, to the best of the Grantors’ knowledge) owned by it constituting Equity Interests has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Agent (or its agent or designee) representing Equity Interests, either such certificates are Securities as defined in Article 8 of the UCC (or with respect to the Equity Interests owned by Foreign Obligors, as defined in any other Applicable Law, as applicable) as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible; (iii) all such Pledged Collateral held by a Securities Intermediary (other than in an Excluded Account) is covered by a control or blocked account agreement among such Grantor, the Securities Intermediary and the Agent pursuant to which the Agent has Control; provided that no such control or blocked account agreements shall be required prior to the applicable Control Agreement Deadline or if, with respect to a Foreign Domiciled Obligor, such requirement is contrary to the Agreed Security Principles and (iv) all Pledged Collateral which represents Debt owed to such Grantor (solely with respect to Pledged Collateral issued by a Person other than a wholly owned Subsidiary of a Grantor, to the best of the Grantors’ knowledge) has been duly authorized, authenticated or issued and delivered by the issuer of such Debt, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) In addition, (i) the pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board, any successor thereto or any other Applicable Law, (ii) to the best of such Grantor’s knowledge, none of the Pledged Collateral owned by it has been issued or transferred in material violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (iii) as of the Closing Date there are existing no options, restrictions, warrants, calls or commitments of any character whatsoever (A) relating to such Pledged Collateral or (B) which obligate the issuer of any Equity Interests included in the Pledged Collateral that is a direct or indirect subsidiary of any Borrower to issue additional Equity Interests, and (iv) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, or for the exercise by the Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, or where the absence of which could not reasonably be expected to have a Material Adverse Effect.

4.12 Collateral Locations. As of the Closing Date, the locations of such Grantor’s tangible Collateral, other than Inventory in transit, are set forth on Schedules 2.02, 2.03 and 2.04 of the Perfection Certificate delivered on the Closing Date.

ARTICLE V

COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:

5.1 General.

(a) Collateral Records. Such Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Agent may reasonably request, promptly to prepare and deliver to the Agent a duly certified schedule or schedules in form and detail satisfactory to the Agent showing the identity, amount and location of any and all Collateral.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Agent to file, and if requested will deliver to the Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral of such Grantor. Any financing statement filed by the Agent may be filed in any filing office in any applicable UCC, PPSA or other jurisdiction that the Agent determines to be applicable (which shall include, with respect to the UK Domiciled Obligors, at Companies House in England and Wales) and may (i) indicate such Grantor’s Collateral as “all present and after-acquired personal property” or by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC or any other Applicable Law for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number (or equivalent) issued to such Grantor. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Agent promptly upon request.

(c) Further Assurances. Such Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest of the Foreign Facility Secured Parties in the Collateral and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Liens hereunder and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount in excess of $500,000 payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and promptly delivered to the Agent (or its agent or designee), duly endorsed in a manner satisfactory to the Agent.

(d) Disposition of Collateral. Such Grantor shall not make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or grant any other Lien in respect of the Collateral, except as expressly permitted by the Credit Agreement. Such Grantor shall not make or permit to be made any transfer of the Collateral and such Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the Ordinary Course of Business and (b) unless and until the Agent notifies the Borrower Agent that an Event of Default has occurred and is continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), such Grantor may use and dispose of the Collateral in any lawful manner not prohibited by this Agreement, the Credit Agreement or any other Loan Document.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except for Liens permitted by the Credit Agreement.

(f) Other Financing Statements. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Agent as secured party without the prior written consent of the Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC or other similar Applicable Law.

(g) Protection of Security. Such Grantor shall, at its own cost and expense and at the request of the Agent, take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 10.2.2 of the Credit Agreement.

(h) Compliance with Terms. Such Grantor shall remain liable, as between itself and any relevant counterparty, to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and such Grantor jointly and severally agrees to indemnify and hold harmless the Agent and the Foreign Facility Secured Parties from and against any and all liability for such performance.

5.2 Receivables.

(a) Certain Agreements on Receivables. Except with respect to Excluded Property, during a Dominion Trigger Period, such Grantor will not, without the Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(b) Collection of Receivables. Except as otherwise provided in this Agreement, such Grantor will use commercially reasonable efforts to collect and enforce, at such Grantor’s sole expense and as appropriate in its commercially reasonable business judgment, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c) Delivery of Invoices. Such Grantor will deliver to the Agent promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Agent shall reasonably specify.

(d) Assignment of Security Interest. If at any time such Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account (except with respect to Excluded Property), such Grantor shall promptly assign such security interest to the Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

(e) Electronic Chattel Paper and Transferable Records. If such Grantor at any time holds or acquires an interest with a value in excess of $500,000 in any Electronic Chattel Paper or any “transferable record,” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) that constitutes Collateral, such Grantor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control under UCC §9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Grantor that the Agent will arrange, pursuant to procedures satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for the Grantor to make alterations to such Electronic Chattel Paper or transferable record permitted under UCC §9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

5.3 Inventory and Equipment; Inspection Rights.

(a) [Reserved.]

(b) Returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor shall upon the request of the Agent (i) hold the returned Inventory in trust for the Agent, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to the Agent’s written instructions and (iv) not issue any credits or allowances with respect thereto without the Agent’s prior written consent. All returned Inventory shall be subject to the Agent’s Liens thereon.

(c) Inventory Count. Without limiting the Agent’s right to undertake inventory counts and other physical examinations of the Collateral in connection with any field examination or other inspection to which the Agent is entitled pursuant to and in accordance with the terms of the Credit Agreement, such Grantor shall, at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists), validate inventory in a manner consistent with historical practices and shall provide to Agent a report based on each such inventory promptly upon completion thereof, together with such supporting information as Agent may request. Agent may, when an Event of Default exists, participate in and observe each inventory count. Such Grantor, at its own expense, shall deliver to the Agent the results of each physical inventory count which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory.

5.4 Delivery of Tangible Chattel Paper. If such Grantor shall at any time hold or acquire any Tangible Chattel Paper with a value in excess of $500,000 that constitutes Collateral, such Grantor shall promptly endorse, assign and deliver the same to the Agent (or its agent or designee), accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request (which may take the form of Exhibit F hereto).

5.5 Uncertificated Securities. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Agent thereof and, if such securities constitute Collateral, at the Agent’s reasonable request and option, pursuant to an agreement in form and substance satisfactory to the Agent, either (i) cause the issuer to agree to comply with instructions from the Agent (or its agent or designee) as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Agent (or its agent or designee) to become the registered owner of the securities. Such Grantor further agrees to promptly delivery to the Agent such documents, agreements and other material as may be reasonably necessary or advisable from time to time to provide the Agent with control over such uncertificated Collateral in the manner provided under section 24 of the STA (and, for purposes of section 27(1) of the STA, this Agreement shall constitute each Grantor’s irrevocable consent to entry into an agreement of the kind referred to in clause 24(1)(b) of the STA); provided however, that such consent shall be automatically revoked upon termination of this Agreement as set forth in Section 9.24 of this Agreement.

5.6 Pledged Collateral.

(a) [Reserved.]

(b) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Agent or its nominee at any time at the request of the Agent during the continuance of an Event of Default. Such Grantor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor during the continuance of an Event of Default. The Agent shall at all times during the continuance of an Event of Default have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(c) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Agreement, the Credit Agreement or any other Loan Document; provided, however, that each Grantor agrees that it shall not exercise any such right for any purpose prohibited by the terms of, or if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Collateral or the rights and remedies of any of the Foreign Facility Secured Parties under, this Agreement or the Credit Agreement or any other Loan Document or the ability of the Foreign Facility Secured Parties to exercise the same.

(ii) Such Grantor will permit the Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interests or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii) Unless an Event of Default shall have occurred and be continuing, such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement. If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, the Agent shall have the right to receive all such cash dividends, interest, payments and other Proceeds paid in respect of the Pledged Collateral.

5.7 Intellectual Property.

(a) Such Grantor shall notify the Agent immediately if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in any IP Filing Office, any governmental office in such Grantor’s country of organization or any court, but excluding routine matters during the course of any prosecution of applications before any IP Filing Office, any successor office thereof or any similar authority) regarding such Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(b) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall (i) file an application for the registration of any Patent, Trademark or Copyright that constitutes Collateral with any IP Filing Office or any other governmental office in such Grantor’s country of organization or (ii) acquire any Intellectual Property that constitutes Collateral, such Grantor shall report such filing or acquisition to the Agent within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of such Grantor and within 90 days after the end of each Fiscal Year of such Grantor. Promptly after the provision of such reports, such Grantor shall execute and deliver to the Agent, and have recorded with the applicable IP Filing Office or the applicable governmental office in such Grantor’s country of organization, if different, one or more security agreements or short-form agreements, as applicable, as described in Section 4.1 of this Agreement and any and all other agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the Agent’s and the Foreign Facility Secured Parties’ first priority security interest in any Copyright, Patent or Trademark and the goodwill of such Grantor relating thereto or represented thereby, but only to the extent that the same constitute Collateral.

(c) Such Grantor shall take all actions necessary to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor (in its reasonable business judgment) or the Agent shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of such Grantor’s business.

(d) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5.8.

(e) Notwithstanding the foregoing provisions of this Section 5.7 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from abandoning or discontinuing the use or maintenance of any Intellectual Property that is immaterial to the conduct of its business, or from failing to take action to enforce license agreements or pursue actions against infringers or take any other actions with respect to such Intellectual Property, if such Grantor determines in its reasonable business judgment that such abandonment, discontinuance, or failure to take action is desirable in the conduct of its business.

5.8 Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim constituting Collateral and having a value in excess of $500,000, the Grantor shall promptly notify the Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and enter into an amendment to this Agreement, in the form of Exhibit F hereto, granting to the Agent a first priority security interest therein and in the proceeds thereof.

5.9 Letter-of-Credit Rights. If such Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor constituting Collateral and having a value in excess of $500,000, such Grantor shall promptly notify the Agent thereof and, at the request and option of the Agent (with respect to a Foreign Domiciled Obligor, in a manner consistent with the Agreed Security Principles), such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

5.10 [Reserved.]

5.11 Documents Collateral; Collateral in the Possession of Third Parties. Except with respect to Documents governed by a Lien Waiver in form and substance satisfactory to the Agent (which Documents shall be subject to the terms of such Lien Waiver), each Grantor shall promptly notify Agent in writing if, after the Closing Date, while any Eligible In-Transit Inventory Trigger Period is in effect, such Grantor obtains any interest in any Collateral consisting of Documents relating to Eligible In-Transit Inventory included in the calculation of the Borrowing Base and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral (with respect to Foreign Domiciled Obligors, subject to the Agreed Security Principles), including obtaining any appropriate possession. If any Collateral owned by such Grantor is in the possession of a third party, if requested by Agent when an Event of Default exists, such Grantor shall use commercially reasonable efforts obtain a Lien Waiver in favor of Agent from the third party holding such the Collateral.

5.12 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies.

5.13 Insurance. Such Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 10.1.7 of the Credit Agreement. Each Grantor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Grantors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent and/or the Term Agent as required pursuant to the Loan Documents, the Term Loan Documents and the Intercreditor Agreement. If an Event of Default exists, upon prior notice from the Agent to the Grantors of its intention to exercise such rights, Grantors shall cease to have any such rights and subject to the Intercreditor Agreement only Agent and/or Term Loan Agent shall be authorized to settle, adjust and compromise such claims. In the event that any Grantor at any time or times fails to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent deems advisable. All sums disbursed by the Agent in connection with this Section 5.13, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Obligations secured hereby.

5.14 Change of Name; Location of Collateral; Place of Business. Such Grantor agrees promptly to notify the Agent in writing of any change (i) in such Grantor’s legal name, (ii) in the location of such Grantor’s chief executive office, principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in such Grantor’s type of organization, identity or structure or (iv) in such Grantor’s jurisdiction of organization or incorporation. Such Grantor agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Agent, together with all applicable information to enable the Agent to make all filings under the UCC, PPSA or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority Lien upon all the Collateral. Such Grantor agrees promptly to notify the Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

5.15 Credit Agreement Covenants. Such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

5.16 Delivery of the Pledged Equity.

(a) Each Grantor agrees promptly to deliver or cause to be delivered to the Agent (or its agent or designee), for the benefit of the Foreign Facility Secured Parties, any and all Pledged Securities; provided that the Grantors shall only be required to deliver Pledged Securities evidencing Debt to the extent the principal amount thereof exceeds $500,000.

(b) Each Grantor will cause any Debt for borrowed money constituting Collateral and having an aggregate principal amount in excess of $500,000 owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Agent (or its agent or designee), for the benefit of the Foreign Facility Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Agent (or its agent or designee), any Pledged Securities shall be accompanied by stock, interest or security powers duly executed in blank or other instruments (including endorsements) of transfer (including stock transfer forms) reasonably satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request (subject to the Foreign Facility Collateral and Guarantee Requirement). Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Exhibit D and made a part thereof; provided that failure to supplement Exhibit D shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

6.1 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Agreement (including without limitation pursuant to Section 7.2 hereof), the Credit Agreement, or any other Loan Document; provided that this Section 6.1(a) shall not be understood to limit any rights or remedies available to the Agent and the Foreign Facility Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral), the PPSA (whether or not the PPSA applies to the affected Collateral) or under any other Applicable Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Account Control Agreement or any other control or blocked account agreement with any Securities Intermediary and take any action therein with respect to such Collateral (without limitation of Agent’s rights and remedies during a Dominion Trigger Period);

(iv) without notice (except as specifically provided in Section 9.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable;

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof; and

(vi) if it so elects, seek the appointment of a receiver, interim receiver, receiver-manager, or a receiver and manager or keeper (each a “Receiver”) to take possession of Collateral and to enforce any of the Agent’s remedies, or may institute proceedings in any court of competent jurisdiction for the appointment of such Receiver and each Grantor hereby consents to such rights and such appointment and waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Agent. Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Agent has under this Agreement, at law or in equity. To the extent permitted by applicable law, any Receiver appointed by the Agent shall (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of any such Grantor and not of the Agent. The Agent may from time to time fix the Receiver’s remuneration and the Grantors shall pay the amount of such remuneration to the Agent. The Agent may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Agent. A court need not appoint, ratify the appointment by the Agent, or otherwise supervise in any manner the actions, of any Receiver. Upon a Grantor receiving notice from the Agent of the taking of possession of the Collateral or the appointment of a Receiver, all powers, functions, rights and privileges of each of the directors and officers of the Grantors with respect to the Collateral shall cease, unless specifically continued by the written consent of the Agent.

(b) The Agent, on behalf of the Foreign Facility Secured Parties, may comply with any applicable state, provincial or federal law or other Applicable Law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase (including by credit bidding) for the benefit of the Agent and the Foreign Facility Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Agent is able to effect a sale, lease, or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent may, if it so elects, seek the appointment of a receiver, trustee or keeper to take possession of Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Foreign Facility Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) [Reserved].

(f) Notwithstanding the foregoing, neither the Agent nor any other Foreign Facility Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state or provincial securities laws, or under other Applicable Law, even if the applicable Grantor and the issuer would agree to do so.

6.2 Grantor’s Obligations Upon Default. Upon the request of the Agent after the occurrence and during the occurrence and continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Agent may request, all in form and substance satisfactory to the Agent, and furnish to the Agent, or cause an issuer of Pledged Collateral to furnish to the Agent, any information regarding the Pledged Collateral in such detail as the Agent may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Agent, at any time, and from time to time, promptly upon the Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

6.3 Grant of Intellectual Property License. For the exclusive purpose of enabling the Agent to exercise rights and remedies under this Agreement at such time as the Agent shall be lawfully entitled to exercise such rights and remedies at any time upon the occurrence and during the continuance of an Event of Default, each Grantor that is a Foreign Obligor hereby (a) grants to the Agent a non-exclusive, irrevocable (until the termination of this Agreement) license (exercisable without payment of royalty or other compensation to any Obligor) to use, license or sublicense any rights in, to or under any or all Intellectual Property now owned or hereafter acquired by such Grantor, wherever such Intellectual Property may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Agent may, upon the occurrence and during the continuation of an Event of Default, sell any of such Grantor’s Inventory directly to any Person, including, without limitation, Persons who have previously purchased such Grantor’s Inventory from any Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to any Grantor and the Agent may finish any work in process and affix any Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein (it being understood that the Trademarks and Copyrights licensed to any such Grantor shall be subject to, and as permitted by, the terms of licenses governing such licensed Trademarks and Copyrights); provided, however, that nothing in this Section 6.3 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document. With respect to Trademarks included in the foregoing license, such license shall be subject to the requirement that the quality of goods and services offered under the Trademarks by the Agent be substantially consistent with the quality of the goods and services offered thereunder by such Grantor prior to the Agent’s exercise of such license. Any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon the applicable Grantor notwithstanding any subsequent cure of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, upon the Agent’s request, such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.

6.4 Application of Proceeds. The Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as set forth in the Credit Agreement, including, without limitation, Sections 5.5, 5.6 and 7.2.2 thereof. The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of the Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

6.5 Proceeds to be Turned Over or Received by the Agent. All Proceeds of the Collateral received by the Agent hereunder shall be held by the Agent in a collateral account established by the Agent maintained under its sole dominion and control. All such Proceeds while held by the Agent in such a collateral account (or by such Grantor in trust for the Agent and the Foreign Facility Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

ARTICLE VII

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

7.1 Account Verification. The Agent may at any time during a Dominion Trigger Period, in the Agent’s own name, in the name of a nominee of the Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables. Grantors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

7.2 Authorization for Agent to Take Certain Action. Each Grantor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Grantor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 7.2. Agent, or Agent’s designee, may, without notice and in either its or a Grantor’s name, but at the cost and expense of Grantors: (a) execute on behalf of a Grantor as debtor and file financing statements necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral; (b) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), endorse a Grantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance); (c) file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and file any other financing statement or amendment of a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral; (d) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged

Collateral as may be necessary or advisable to give the Agent Control over such Pledged Collateral; (e) apply the proceeds of any Collateral received by the Agent to the Obligations as provided in the Credit Agreement; (f) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted by the Credit Agreement); (g) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), contact Account Debtors for any reason, including without limitation to notify them of the assignment of their Accounts; (h) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), use a Grantor’s stationary and sign a Grantor’s name on any Chattel Paper, Document, Instrument, invoice, bill of lading or other document or agreement relating to the Receivables or other Collateral, drafts against any Account Debtor of a Grantor, assignments and verifications of Receivables and notices to Account Debtors; (i) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), prepare, file and sign a Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of a Grantor; (j) with prompt notice to the applicable Grantor (unless an Event of Default shall have occurred and be outstanding in which case no notice shall be required), prepare, file and sign a Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral; (k) during an Event of Default, (i) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral, (ii) sell or assign any Receivable and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable, (iii) use information contained in any data processing, electronic or information systems relating to Collateral, (iv) make and adjust claims under insurance policies, (v) demand payment or enforce payment of the Receivables in the name of the Agent or a Grantor, by legal proceedings or otherwise, and endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, and generally exercise any rights and remedies with respect to Accounts, (vi) exercise all of a Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (vii) settle, adjust, modify, compromise, discharge or release any Receivables or other Collateral, (viii) settle, adjust, modify, compromise, discharge or release any legal proceedings brought to collect Receivables or other Collateral and (ix) change the address for delivery of mail addressed to a Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to a Grantor; and (l) to do all other acts and things necessary to carry out this Agreement; and each Grantor agrees to reimburse the Agent on demand for any payment made or any expense incurred by the Agent in connection with any of the foregoing; provided that (i) this authorization shall not relieve any Grantor of any of its obligations under this Agreement, the Credit Agreement or any other Loan Document and (ii) the Agent shall exercise the foregoing rights with respect to the U.S. Obligors and their assets in or upon which a Lien is granted or purported to be granted to the Term Agent under any of the Term Loan Documents in accordance with the Intercreditor Agreement, if effective. (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Agent, for the benefit of the Foreign Facility Secured Parties, under this Section 7.2 are solely to protect the Agent’s interests in the Collateral and shall not be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Agent and the other Foreign Facility Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO AFTER THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

7.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 9.24. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY OTHER FOREIGN FACILITY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VIII

COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

8.1 Collection of Accounts.

(a) On the “Control Agreement Deadline” as defined in the Guarantee and Collateral Agreement, with respect to U.S. Obligors, and on or before the date that is 60 days following the Closing Date or such later date agreed to by the Agent in its reasonable discretion, with respect to Foreign Obligors (collectively, the “Control Agreement Deadline”), each Grantor shall (i) execute and deliver to the Agent a Deposit Account Control Agreement for each Collateral Deposit Account, which Collateral Deposit Accounts as of the Closing Date are identified as such on Exhibit E, and (ii) establish lock box service (the “Lock Boxes”) with banks at which lock boxes are maintained (which banks as of the Closing Date are set forth in Exhibit E), which Lock Boxes shall be subject to irrevocable lockbox agreements (which may be set forth in Deposit Account Control Agreements) in form and substance reasonably acceptable to the Agent and, if applicable, shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a Dominion Account (a “Lock Box Agreement”).

(b) Each Grantor shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts are made directly to a Dominion Account (or a Lock Box relating to a Dominion Account). While a Dominion Trigger Period is in effect, the Agent shall be authorized to exercise exclusive control over any Collateral Deposit Account at all times and no Grantor will be permitted to remove any item from a Lock Box or from a Collateral Deposit Account without the Agent’s prior written consent. The Agent hereby agrees that (A) except as provided in Section 6.1, it will not deliver a notice exercising exclusive control over a Collateral Deposit Account unless a Dominion Trigger Period is in effect and (B) it will deliver a notice rescinding its exclusive control over any Collateral Deposit Account with respect to which it has previously delivered a notice exercising exclusive control if no Dominion Trigger Period is then in effect. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Dominion Account (or a Lock Box relating to a Dominion Account), the Agent shall, notwithstanding anything to the contrary set forth herein, be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions any Grantor receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account, except as otherwise expressly permitted by the Credit Agreement. The Agent shall hold and apply funds received into Dominion Accounts as provided in the Credit Agreement, including, without limitation, as provided in Sections 5.6 and 8.2 thereof.

(c) Each Foreign Facility Cash Collateral Account and all Cash Collateral with respect to the Foreign Facility Obligations shall be under the sole dominion and control of Agent at all times, whether or not a Dominion Trigger Period is in effect, and no Grantor or other Person shall have any right to any such Cash Collateral, until Full Payment of the Obligations. All such Cash Collateral while held in a Foreign Facility Cash Collateral Account shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

8.2 Covenant Regarding New Deposit Accounts; Lock Boxes.

(a) No Grantor may open a new Lock Box or Collateral Deposit Account after the Closing Date unless the bank or financial institution at which such Grantor seeks to open such Lock Box or Collateral Deposit Account has entered into a Lock Box Agreement or a Deposit Account Control Agreement giving the Agent Control of such Lock Box or Collateral Deposit Account in a manner consistent with the requirements set forth in Section 8.1(a)(i) and (ii); provided that no such agreement will be required to be effective prior to the applicable Control Agreement Deadline. All Controlled Accounts of the UK Domiciled Obligors shall be held in the United States.

(b) If any Grantor opens an additional Lock Box or Collateral Deposit Account with a bank that is already party to a Lock Box Agreement or Deposit Account Control Agreement or such Grantor transfers or otherwise assigns any Lock Box or Collateral Deposit Account subject to an existing Lock Box Agreement or Deposit Account Control Agreement to a different Grantor party to such Lock Box Agreement or Deposit Account Control Agreement, such Grantor or the Borrower Agent shall promptly notify the Agent thereof and shall enter into (and hereby grants the Agent the authority to enter into, on behalf of itself and the applicable Grantor or Grantors) an amendment, supplement or other modification to such Lock Box Agreement or Deposit Account Control Agreement to reflect the addition or change in ownership, as the case may be, of such Lock Box Agreement or Collateral Deposit Account for the purpose of ensuring that such Lock Box Agreement or Collateral Deposit Account is subject to the control arrangement evidenced thereby.

(c) In the case of Lock Boxes or Collateral Deposit Accounts maintained with any Lender, the terms of each Lock Box Agreement and Deposit Account Control Agreement entered into with such Lender shall be subject to the provisions of the Credit Agreement regarding setoff.

(d) With respect to any Deposit Account or Securities Account opened by any Grantor after the Closing Date, the Grantors shall give Agent written notice of thereof within 30 days (or such longer period agreed to by the Agent) of the opening of such Deposit Account or Securities Account.

ARTICLE IX

GENERAL PROVISIONS

9.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under Applicable Law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article X, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by Applicable Law, each Grantor waives all Claims against the Agent or any other Foreign Facility Secured Party arising out of the repossession, retention or sale of the Collateral, except such Claims as are determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of the applicable Foreign Facility Secured Party. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any other Foreign Facility Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement or the Credit Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by Applicable Law) of any kind in connection with the Loan Documents or any Collateral.

9.2 Limitation on Agent’s and Foreign Facility Secured Parties’ Duty with Respect to the Collateral. The Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Agent and each Foreign Facility Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Agent nor any other Foreign Facility Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such Foreign Facility Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that Applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Agent (i) to fail to incur expenses deemed significant by the Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the

Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 9.2.

9.3 Compromises and Collection of Collateral. The Grantors and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and take the other actions authorized by Grantors pursuant to Section 7.2 hereof, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

9.4 Foreign Facility Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in the Loan Documents and the Grantors shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 9.4. The Grantors’ obligation to reimburse the Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

9.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1(d), 5.1(e), 5.4, 5.5, 5.6, 5.7, 5.8, 5.10, 5.11, 5.13, 5.14, 5.16, 6.2, or 9.7 or in Article VIII will cause irreparable injury to the Agent and the other Foreign Facility Secured Parties, that the Agent and the other Foreign Facility Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the other Foreign Facility Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 9.5 shall be specifically enforceable against the Grantors.

9.6 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1(d) and notwithstanding any course of dealing between any Grantor and the Agent or other conduct of the Agent, no authorization to sell, transfer or otherwise dispose of the Collateral (except as set forth in Section 5.1(d)) shall be binding upon the Agent or the other Foreign Facility Secured Parties unless such authorization is in writing signed by the Agent with the consent or at the direction of the Required Lenders.

9.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Agent or any other Foreign Facility Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 14.1.1 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the other Foreign Facility Secured Parties until the Full Payment of the Obligations.

9.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or the Intercreditor Agreement (if effective), and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law and the Intercreditor Agreement (if effective) that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

9.9 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for insolvency, administration, liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver, administrator or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.10 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Agent and the other Foreign Facility Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent, for the benefit of the Agent and the other Foreign Facility Secured Parties, hereunder or under any of the other Security Documents.

9.11 Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

9.12 [Reserved].

9.13 Headings. All headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.14 Security Interest Absolute. All rights of the Agent hereunder, the security interest granted hereunder and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of all or any of the Obligations or this Agreement.

9.15 Entire Agreement. This Agreement and the other Security Documents embody the entire agreement and understanding between the Grantors and the Agent relating to the Collateral and supersede all prior agreements and understandings between the Grantors and the Agent relating to the Collateral. It is expressly acknowledged and agreed that the Guarantee and Collateral Agreement remains in full force and effect and is not modified in any way by this Agreement.

9.16 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(b) Forum. EACH GRANTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

(c) Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Grantor (other than a Mexican Domiciled Obligor) in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law (except with respect to service of process to Mexican Domiciled Obligors). Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction. Final judgment against a Grantor in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the country in which such Grantor is domiciled, by suit on the judgment.

(d) Mexican Domiciled Obligors. Notwithstanding anything on the contrary set forth above, with respect to any action or proceeding arising out of or relating to this Agreement involving any party incorporated or organized under the laws of Mexico, each of the parties hereto (a) irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (b) waives any other jurisdiction to which it may be entitled by reason of its present or future domicile or otherwise.

9.17 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY (WHICH AGENT HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL. EACH GRANTOR HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. Notwithstanding the above, each Mexican Domiciled Obligor further waives any right to any jurisdiction (other than as provided under Section 9.16 above) to which they may be entitled under Applicable Law, by reason of its present or future domicile, or otherwise, for the purposes of proceedings against or involving any of the Mexican Domiciled Obligors, and waives any objection to those courts on the ground of venue or forum non conveniens.

9.18 Indemnity. Each Grantor jointly and severally agrees to pay to the Agent all Extraordinary Expenses and other fees, costs and expenses payable to Agent pursuant to Section 3.4 of the Credit Agreement. Without limitation of its indemnification obligations under the other Loan Documents, EACH GRANTOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 9.18 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 9.18 shall be payable on written demand therefor.

9.19 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

9.20 Judgment Currency Conversion. If, for the purposes of enforcing judgment in any court or for any other purpose hereunder or in connection herewith, it is necessary to convert a sum due hereunder in any currency into another currency, such conversion should be carried out to the extent and in the manner provided in the Credit Agreement.

9.21 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.22 Intercreditor Agreement. The terms of this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement (if effective). In the event of any inconsistency between the provisions of this Agreement and the Intercreditor Agreement (if effective), the provisions of the Intercreditor Agreement shall supersede the provisions of this Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Agent (and the Foreign Facility Secured Parties) shall be subject to the terms of the Intercreditor Agreement (if effective).

9.23 Additional Grantors. Each Subsidiary of a Borrower that is required to become a party to this Agreement pursuant to Section 10.1.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by any Borrower or any Grantor to cause any Subsidiary of a Borrower to become a Grantor hereunder or (c) by reason of the Agent’s or any of the other Secured Party’s actions in effecting, or failure to effect, any such joinder, or in releasing any Grantor hereunder, in each case, whether or not notice is given or consent is obtained from any Grantor. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

9.24 Releases.

(a) This Agreement and the security interest of the Foreign Facility Secured Parties in the Collateral provided hereunder shall terminate upon the Full Payment of the Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted), at which time the Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request from time to time to evidence such termination; provided, however, that that Agent shall not be obligated to execute or deliver such termination statements or similar documents with respect to any U.S. Facility Obligor until the Full Payment of all of the Foreign Facility Obligations and of all of the U.S. Facility Obligations (in each case other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection in each case as to which no claim has been asserted or is reasonably expected to be asserted). Any execution and delivery of termination statements or documents pursuant to this Section 9.24(a) shall be without recourse to or warranty by the Agent.

(b) A Guarantor shall automatically be released from its obligations hereunder and the security interest of the Foreign Facility Secured Parties in the Collateral of such Guarantor shall be automatically released in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of a Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders (or, if required by the terms of the Credit Agreement, such greater percentage of the Lenders specified in the Credit Agreement) shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise. The security interest of the Foreign Facility Secured Parties in any Collateral that is sold, transferred or otherwise disposed of in accordance with this Agreement, the Credit Agreement and the other Loan Documents (including pursuant to a waiver or amendment of the terms thereof) shall automatically terminate and be released, and such Collateral shall be sold free and clear of the security interest created hereby. In connection with any of the foregoing, the Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents (including any such documents as may be reasonably necessary in connection with the entry into by any Grantor of a Specified Vendor Receivables Financing) that the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 9.24(b) shall be without recourse to or warranty by the Agent.

9.25 Right of Setoff. At any time during an Event of Default, Agent, Canadian Issuing Bank, UK Issuing Bank, Canadian Lenders, UK Lenders and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against the Obligations owing by such Obligor, whether or not Agent, such Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each such Issuing Bank, each such Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

9.26 Excluded Swap Obligations. Notwithstanding anything to the contrary set forth in this Agreement, the Obligations of each Guarantor and Grantor under this Agreement shall not include the Excluded Swap Obligations of such Guarantor or Grantor, and monies and proceeds obtained from a Guarantor or Grantor shall not be applied to the Excluded Swap Obligations of such Guarantor or Grantor.

9.27 Agreed Security Principles; Excluded Property. Notwithstanding anything to the contrary in this Agreement, (a) the guaranty and grant of the security interest by the Grantors hereunder that are Foreign Domiciled Obligors and the Collateral of the Grantors hereunder that are Foreign Domiciled Obligors shall be subject to Agreed Security Principles and all representations, warranties, covenants and other provisions hereof shall be subject to the Agreed Security Principles, (b) with respect to any property or asset of any Foreign Obligor, in the event of any irreconcilable conflict between this Agreement and any other Security Document with respect to such property or asset, the terms of such other Security Document shall govern and control and (c) to the extent any provision of the Credit Agreement, this Agreement or any of the other Security Documents excludes assets from the scope of the Collateral (including any Excluded Property), or from any requirement to take any action to perfect any security interest in favor of the Agent in the Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Agent shall be deemed not to apply to such excluded assets.

ARTICLE X

NOTICES

10.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent in accordance with Section 14.3 of the Credit Agreement (with any notice to a Grantor being sent care of the Borrower Agent).

10.2 Change in Address for Notices. Each of the Grantors, the Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties in accordance with Section 10.1.

10.3 Borrower Agent. Each Grantor and each Guarantor hereby designates Parent Borrower as its representative and agent for all purposes under the Loan Documents, including without limitation for the delivery or receipt of communications, as described in Section 4.4 of the Credit Agreement, and with respect to the Mexican Domiciled Obligors, delivering the special irrevocable power of attorney pursuant to Section 14.20 of the Credit Agreement.

ARTICLE XI

THE AGENT

Bank of America, N.A. has been appointed Agent for the Foreign Facility Secured Parties hereunder pursuant to Section 12 of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Foreign Facility Secured Parties to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Section 12. Any successor Agent appointed pursuant to Section 12.8 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Agent have executed this Agreement as of the date first above written.

GRANTORS:

CEQUENT PERFORMANCE PRODUCTS, INC., a Delaware corporation

By:	/s/ David G. Rice
Name:	David G. Rice
Title:	Vice President

HORIZON INTERNATIONAL HOLDINGS LLC, a Delaware limited liability company

By:	/s/ David G. Rice
Name:	David G. Rice
Title:	Vice President

[Foreign Facility Guarantee and Collateral Agreement Signature Page]

CEQUENT UK LIMITED, a company incorporated in England and Wales

By:	/s/ David G. Rice
Name:	David G. Rice
Title:	Director

[Foreign Facility Guarantee and Collateral Agreement Signature Page]

CEQUENT TOWING PRODUCTS OF CANADA LTD.,
a company formed under the laws of the Province of Ontario

By:	/s/ David G. Rice
Name:	David G. Rice
Title:	Vice President

[Foreign Facility Guarantee and Collateral Agreement Signature Page]

CEQUENT NEDERLAND HOLDINGS B.V.,
a company formed under the laws of the Netherlands

By:	/s/ Jay Goldbaum
Name:	Jay Goldbaum
Title:	Director B and Authorized Signatory
Address:
3062 Rotterdam
Max Euwelaan 35
the Netherlands
Attn: Legal Director
Telecopy: +31 (10) 4956850

CEQUENT MEXICO HOLDINGS B.V., a company formed under the laws of the Netherlands

By:	/s/ Jay Goldbaum
Name:	Jay Goldbaum
Title:	Director B and Authorized Signatory
Address:
3062 Rotterdam
Max Euwelaan 35
the Netherlands
Attn: Legal Director
Telecopy: +31 (10) 4956850

[Foreign Facility Guarantee and Collateral Agreement Signature Page]

CEQUENT SALES COMPANY DE MEXICO, S. DE R.L. DE C.V., a limited liability company formed under the laws of Mexico

By:	/s/ Fernando Carreño Nuñez de Álvarez
Name:	Fernando Carreño Nuñez de Álvarez
Title:	Attorney in Fact

CEQUENT TRAILER PRODUCTS, S. DE R.L. DE C.V., a limited liability company formed under the laws of Mexico

By:	/s/ Fernando Carreño Nuñez de Álvarez
Name:	Fernando Carreño Nuñez de Álvarez
Title:	Attorney in Fact

CEQUENT ELECTRICAL PRODUCTS DE MEXICO, S. DE R.L. DE C.V., a limited liability company formed under the laws of Mexico

By:	/s/ Fernando Carreño Nuñez de Álvarez
Name:	Fernando Carreño Nuñez de Álvarez
Title:	Attorney in Fact

[Foreign Facility Guarantee and Collateral Agreement Signature Page]

AGENT:

BANK OF AMERICA, N.A.,a national banking association

By:	/s/ Steve Siravo
Name:	Steve Siravo
Title:	SVP

[Foreign Facility Guarantee and Collateral Agreement Signature Page]